Exhibit 99.6


                                     CONSENT

      The undersigned hereby consents to being named in the Registration Statement filed by Four Oaks Fincorp, Inc. ("Four Oaks") on Form S-4 as having been selected for appointment to Four Oaks' Board of Directors following completion of the merger of LongLeaf Community Bank into Four Oaks Bank & Trust Company.


January 28, 2008                          /s/ John W. Bullard
                                          --------------------------------------
                                          John W. Bullard